____________________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

EVANS & SUTHERLAND COMPUTER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Utah	001-14677	87-0278175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Komas Drive, Salt Lake City, Utah	84108
(Address of Principal Executive Offices)	(Zip Code)

(801) 588-1000
(Registrant's telephone number, including area code)
____________________

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 15, 2016, Paul Dailey was promoted by the Board of Directors (the "Board") of Evans & Sutherland Computer Corporation (the "Company") to serve as the Company's Executive Vice President and Chief Financial Officer ("EVP-CFO").  Mr. Dailey previously served as the Company's Chief Financial Officer.  In connection with such promotion, Mr. Dailey and the Company entered into an employment (the "Dailey Agreement") specifying the terms of his employment with the Company, which agreement superseded in its entirety Mr. Dailey's prior employment agreement with the Company.  Pursuant to the Dailey Agreement, Mr. Dailey will receive an annual base salary of $280,000 and be eligible to receive certain performance-based compensation under the Company's Management Incentive Plan based upon the Company's and Mr. Dailey's achievement of various financial goals established and approved annually by the Compensation Committee of the Board.  In addition, Mr. Dailey was granted stock options to purchase up to 60,000 shares of the Company's common stock.  Pursuant to the terms of the Company's 2014 Equity Incentive Plan (the "Equity Plan"), the options vest in five (5) equal annual installments beginning January 1, 2017; provided that any unvested options immediately vest upon a Change of Control (as defined in the Equity Plan).  Mr. Dailey is also entitled on the same basis as other similarly-situated employees of the Company, to participate in and to receive benefits under any applicable benefit plans, as well as under the Company's business expense reimbursement and other policies.  The Dailey Agreement also provides that, subject to the execution of a general release in the form attached to the Dailey Agreement, if Mr. Dailey's employment with the Company is terminated (a) by Mr. Dailey for good reason, or (b) by the Company without cause or as a result of death or disability, Mr. Dailey will be entitled to receive severance payments equal to 135% of his base salary at the time of such termination, less applicable withholding, payable over a period of 12 months after the date of Mr. Dailey's separation from the Company, and during such 12 month severance period or until he obtains similar coverage from a subsequent employer (if earlier), the Company will pay the premiums to continue Mr. Dailey's group health insurance coverage under COBRA, to the extent Mr. Dailey is eligible for such coverage and has elected continuation coverage under the applicable rules.  Mr. Dailey will also be entitled to receive the foregoing severance payment and benefit in the event his employment with the Company is terminated by the Company or its successor without cause within 12 months following a Change of Control; except that the severance payment and benefit will be made in a single lump sum upon execution and non-revocation of the form of release attached to the Dailey Agreement.

In connection with his appointment, Mr. Dailey also entered into the Company's standard Indemnification Agreement for its directors and officers.

The foregoing summary of the terms and conditions of the Dailey Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Dailey Agreement, which is attached hereto as Exhibits 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.          Description

10.1	Paul Dailey Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2016	EVANS & SUTHERLAND COMPUTER CORPORATION

By:  /s/ Paul Dailey
Name:  Paul Dailey
Its:  Executive Vice President and Chief Financial Officer